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                                                                      EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-106288, Form S-3 No. 333-66464, Form S-3 No. 333-102786 and
Form S-3 No. 333-114559) and related Prospectuses of Biopure Corporation and in the Registration Statement (Form S-8 No. 333-88426) pertaining to the 2002 Omnibus Securities and Incentive Plan of Biopure Corporation, of our report dated December 10, 2004 (except for Note 14, as to which the date is January 10, 2005), with respect to the consolidated financial statements of Biopure Corporation included in this Annual Report (Form 10-K) for the year ended October 31, 2004.

                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
January 11, 2005